UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 17, 2005

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 17, 2004, Digimarc Corporation issued a press release announcing certain preliminary financial information for the Company.  The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company previously reported that the Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) had granted the Company’s request to extend the current deadline of February 15, 2005 to March 16, 2005 to file the Company’s Form 10-Q for the third quarter of 2004.  The Nasdaq Panel’s decision provided that the continued listing of the Company’s common stock on the Nasdaq National Market was conditioned upon the Company’s timely filing of all periodic reports with the Securities and Exchange Commission and Nasdaq for all reporting periods ending on or before December 31, 2005.  The Nasdaq Panel further indicated that the filing of an extension request under Rule 12b-25 of the Securities Exchange Act of 1934 by the Company with respect to the filing deadlines of reports for periods ending on or before December 31, 2005 would not result in an automatic extension of these deadlines by Nasdaq.  The Company sought the extension in order to align the filing of its Form 10-Q with the filing of its Form 10-K for the year ended December 31, 2004.

The Company has requested that the Nasdaq Panel further extend the deadline to March 31, 2005 to file both the Company’s Form 10-Q for the third quarter of 2004 and the Company’s Form 10-K for the year ended December 31, 2004.  The Company is seeking the additional extension because the work related to the Company’s review of its previously announced restatement of prior period financial results, and the work related to its review of the financial statements for the periods presented in the Form 10-Q and the Form 10-K, are taking longer than expected.  The Company separately has filed with the SEC a Form 12b-25, with respect to its Form 10-K for the year ended December 31, 2004.

Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934.  The Company has not yet filed its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 that was due on November 9, 2004.  There is no assurance that the Company can obtain an extension from Nasdaq, and if it obtains an extension, that it will be able to meet the deadline established by Nasdaq to come into compliance with Nasdaq Marketplace Rule 4310(c)(14) by filing its 2004 third quarter Form 10-Q or 2004 Form 10-K within the required deadline.    The Company’s shares of common stock may be delisted from the Nasdaq Stock Market if the Company is unable to meet the required deadline established by Nasdaq.

The Company issued a press release on March 17, 2005 regarding the Company’s extension request and other matters.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated March 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: March 17, 2005	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated March 17, 2005